Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 033-32497, 333-203826, 333-217783, 333-224787, 333-231386, 333-238059, 333-251376 and 333-264671) on Form S-8 and registration statement (No. 333-238068) on Form S-3 of our reports dated February 28, 2023, with respect to the consolidated financial statements of Owens & Minor, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia
February 28, 2023